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                                  EXHIBIT 99.1

QuadraMed Corporation Acquires CodeMaster Corporation
New Customer Base Approaches 4,000, Dominance
Established in Health Information Management

RICHMOND, Calif.--(BW HealthWire)--Sept. 2, 1998--QuadraMed Corporation (NASDAQ:QMDC - news), a leading healthcare information technology company, announced today that it has acquired privately-held CodeMaster Corporation, a competitor in health information management (HIM).

The acquisition further solidifies QuadraMed's dominant position in HIM and coding. QuadraMed will issue approximately 480,000 shares of its common stock in the transaction, which will be treated as a pooling of interests for accounting purposes.

CodeMaster has been a provider of software products for healthcare information management professionals for more than 15 years, and has a customer base of more than 700 hospitals, clinics, physician offices and integrated delivery systems throughout North America.

Its product suite, InfoMaster, will be integrated into QuadraMed's WinCODER(TM) Coding and Abstracting product, which is designed to enable healthcare providers to collect, classify, analyze and report on clinical information and outcomes.

James D. Durham, QuadraMed's chairman and chief executive officer, said, "CodeMaster is a well-respected competitor in the health information management arena. By combining the two companies, we will have a broader market share and will be in a position to more efficiently bring value to our customers while generating an improved gross profit margin.

"We embrace the integration of CodeMaster and welcome their group of professionals to QuadraMed's thriving organization. As we have said in the past, our strategy for acquiring strong industry players, coupled with a 30% internal growth model will allow us to continue building shareholder value."

QuadraMed develops, markets and sells software products and services designed to enable healthcare providers and payers to increase operational efficiency, improve cash flow, measure the cost and quality of care, and effectively administer managed care contracts. QuadraMed also provides compliance, business office and health information management department outsourcing, consulting and cash flow management services.

QuadraMed and its subsidiaries have more than 3,200 healthcare customers and have received endorsements from 15 state and regional hospital associations and/or their affiliates. QuadraMed products and services are currently used by nearly 50% of hospitals nationwide.


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Except for the historical financial information contained herein, the matters discussed in this news release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties; actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: (i) variability in quarterly operating results, (ii) identification, consummation and assimilation of acquisitions,
(iii) dependence on large orders and customer concentration, (iv) dependence on hospitals and demand for the Company products and services in the healthcare information systems and services markets, (v) legislative or market-driven reforms in the healthcare industry, (vi) the Company's ability to develop and introduce new products, (vii) management of the Company's changing operations,
(viii) dependence on key personnel, (ix) development by competitors of new or superior products or entry into the market of new competitors, (x) risks related to product defects, (xi) risks associated with pending litigation, (xii) dependence on intellectual property rights, (xiii) volatility in the Company's stock price and historically low trading volume, (xiv) the success or failure of strategic alliances, (xv) risk of interruption in data processing, (xvi) risks associated with certain investments in early stage companies, and (xvii) other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K/A filed on April 20, 1998, the registration statement on form S-4 filed with the Securities and Exchange Commission in January 1998 and the Quarterly Report on Form 10-Q for the period ended June 30, 1998. --------------- Contact:

     QuadraMed Corporation
     James D. Durham/John V. Cracchiolo, 510/620-2340
     Stacey Levitz, 510/620-2340 (Investors)
     www.quadramed.com



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